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                  SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549


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                               FORM 8-K
                            CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):           November 10, 1997
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                         TCF Financial Corporation
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           (Exact name of registrant as specified in its charter)



                                  Delaware
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               (State or other jurisdiction of incorporation)



      0-16431                                            41-1591444
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Commission File Number                        (IRS Employer Identification No.)



       801 Marquette Avenue, Suite 302, Minneapolis, Minnesota 55402
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               (Address of principal executive offices)



        (612) 661-6500
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Registrant's Telephone Number

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Item 5.   OTHER EVENTS

     TCF Financial Corporation, a Delaware corporation ("TCF"), and American Stores Company, parent company of Jewel-Osco, announced on November 10, 1997 that they had entered into an agreement whereby TCF National Bank Illinois ("TCF Bank") would acquire and operate 76 branches in Jewel-Osco stores in the Chicago area presently operated by Bank of America (the "Transaction"). As part of the agreement, TCF Bank will convert existing deposits by offering TCF products to Bank of America customers and will assume the fixed assets at 76 branches and 178 ATMs located in Jewel stores.

     TCF Bank plans to begin operation at the 76 existing bank branches in Jewel-Osco stores on January 30, 1998. Currently, those branches have deposits of approximately $115 million. TCF Bank will hire Bank of America employees to staff the facilities, and has agreed to open 11 more in-store branches during the remainder of 1998 and at least 25 additional facilities each year thereafter. Jewel-Osco has 184 stores in the Chicago area.

     Completion of the Transaction, scheduled for January 30, 1998, is subject to certain conditions, including regulatory approval.

     Certain additional information regarding the Transaction is contained in the press release (the "Press Release"), dated November 10, 1997. The Press Release is attached hereto as an exhibit and is incorporated herein by reference. The foregoing summary of such exhibit is qualified in its entirety by reference to the complete text of such exhibit.


CAUTIONARY STATEMENT FOR PURPOSES OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

     This Current Report, the Press Release attached hereto and other written and oral statements made by or on behalf of TCF contain, or may contain, certain "forward-looking statements," including statements concerning plans, objectives and future events or performance, and other statements which are other than statements of historical fact. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, the following: (i) failure to fully realize or to realize within the expected time frame expected cost savings from the Transaction; (ii) lower than expected income or revenues following the Transaction, or higher than expected operating costs; (iii) a significant increase in competitive pressure in the banking and financial services industry; (iv) business disruption related to the Transaction (both before and after completion); (v) greater than expected costs or difficulties related to operating supermarket branches in Jewel-Osco stores; (vi) litigation costs and delays caused by litigation; (vii) higher than anticipated costs in completing the Transaction; (viii) unanticipated regulatory delays or constraints or changes in the proposed Transaction imposed by regulatory authorities; (ix) reduction in interest margins due to changes in the interest rate environment;
(x) poorer than expected general economic conditions, including acquisition and growth opportunities, either nationally or in the states in which TCF will be doing business following the Transaction; (xi) legislation or regulatory changes which adversely affect the businesses in which TCF would be engaged; and (xii) other unanticipated occurrences which may preclude or delay the consummation of the Transaction, increase the costs related to the Transaction or decrease the expected financial benefits of the Transaction.

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Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

(c)       Exhibits

          99.1        Press Release dated  November 10, 1997.


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                              SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  November 13, 1997

                                   TCF FINANCIAL CORPORATION



                                   By   /s/ Ronald J. Palmer
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                                        Ronald J. Palmer
                                   Its  Treasurer and Chief Financial Officer